BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312.372.1121  FAX 312.372.2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.




                                December 28, 2001



         As counsel for Liberty Floating Rate Fund (the "Registrant"), we consent to the incorporation by reference of each of the following of our opinions filed with the Registrant's registration statement on Form N-2 (1940 Act file no. 811-08953):

Description              Date of Opinion                     Date of Filing

Initial Filing           November 6, 1998                    November 6, 1998
(Class Z only)

Registration of Class
A, B and C Shares        October 28, 1999                    October 29, 1999

Registration of
Additional Class A, B
and C Shares             December 11, 2000                   December 13, 2000
Shares


         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,


                                            /s/ Bell, Boyd & Lloyd LLC